Exhibit 10.3

                   AGREEMENT TO ENGAGE DR. JOSEPH P. D'ANGELO
                                  AS CONSULTANT

Dr. Joseph P. D'Angelo ("D'Angelo" or the "Consultant"), hereby submits to Cavit Sciences, Inc. ("CAVIT" or the "Company') this Consulting Agreement (the "Agreement") outlining the terms pursuant to which D'Angelo would be willing to act as Consultant.

I. ENGAGEMENT

CAVIT hereby engages and retains D'Angelo as Consultant to perform the Services (as that term is hereinafter defined) and D'Angelo hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use his best efforts in providing such services.

II. INDEPENDENT CONTRACTOR

D'Angelo shall be, and in all respects be deemed an independent contractor in the performance of his duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

     A. In relation to any income tax to be paid on the compensation stated in this Agreement, D'Angelo shall be solely responsible for making all payments on behalf of himself, including those required by law, and CAVIT shall in no event be liable for any debts or other liabilities of D'Angelo.
     B. D'Angelo shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of CAVIT, and D'Angelo shall have no power to enter into any agreement on behalf of, or otherwise bind CAVIT. Without limiting the foregoing, D'Angelo shall not enter into any contract or commitment on behalf of CAVIT.
     C. Subject to Section II D hereof, D'Angelo shall not have or be deemed to have, fiduciary obligations or duties to CAVIT and shall be free to pursue, conduct and carry on for his own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as D'Angelo in its sole, absolute and unfettered discretion, may elect.
     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of D'Angelo during the term of this agreement shall conflict with D'Angelo's obligations under this Agreement or be adverse to CAVIT's interests during the term of this Agreement. D'Angelo's other business ventures shall take priority to the services he will provide and/or perform for Cavit.

III. SERVICES

D'Angelo agrees to serve as Consultant to CAVIT and to provide and/or perform the following, hereafter collectively referred to as the "Services":

     A. Assist CAVIT in efforts to advance its line of supplement products, provide guidance and advice regarding the general direction of the Company and to provide advice in regard to Cavit's goal of seeking contacts and introductions with supplement manufacturers, distributors and customers and additional business/business relationships that will be of benefit to CAVIT. Participate, consult with and advise CAVIT and/or any of its affiliates in its negotiations in pursuing a form of Business Combination with CAVIT. As used in this Agreement, the term "Business Combination" shall be deemed to mean any form of merger, acquisition, joint venture, licensing agreement, product sales and/or
          marketing,   distribution,   combination  and/or  consolidation,  etc.
          involving CAVIT and/or any of its affiliates and any other entity. As used herein, the term "investment" shall include the contribution of anything of value by a Candidate to CAVIT, its subsidiaries or affiliates.
     B. D'Angelo shall devote such time and effort, as the parties deem commercially reasonable and adequate under the circumstances to the affairs of CAVIT to render the consulting services contemplated by this agreement. D'Angelo is not responsible for the performance of any services, which may be rendered hereunder without CAVIT providing the necessary information in writing prior thereto, nor shall D'Angelo
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          include  any  services  that  constitute  the  rendering  of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. D'Angelo cannot guarantee results on behalf of CAVIT, but shall pursue all reasonable avenues available through his network of contacts. At such time as an interest is expressed by a third party in CAVIT's needs, D'Angelo shall notify CAVIT and consult with and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by CAVIT in its sole discretion. It is understood that the compensation paid hereunder is being paid by CAVIT to have D'Angelo remain available to participate with, consult with and advise Cavit on transactions on an as-needed basis, during the term of this Agreement.

     C.   In conjunction with the Services, D'Angelo agrees to:

          1. Make himself available for telephone conferences with the principal financial sales and/or operating officer(s) of CAVIT during normal business hours, when the Services for CAVIT are not conflicting with D'Angelo's other business ventures.
          2. Consult with and advise CAVIT management in evaluating presentations and proposals and participating in presentations with Candidate(s).
          3. Attend and participate in meetings between Cavit and manufacturers, distributors and customer Candidates.

IV. EXPENSES

Expenses incurred by D'Angelo in the rendering of his services hereunder shall be paid by D'Angelo, unless authorized by CAVIT, in writing that the expenses will be paid by CAVIT, during the term of this Agreement

V. COMPENSATION

CAVIT  agrees  that  D'Angelo  shall be  entitled  to  compensation  as follows:
D'Angelo shall receive 250,000 shares of CAVIT free-trading common stock.

VI. REPRESENTATIONS, WARRANTIES AND COVENANTS

     A. D'Angelo acknowledges that by the very nature of his relationship with CAVIT he will, from time to time, have knowledge of or access to material non-public information (as such term is defined by the Exchange Act) D'Angelo hereby agrees and covenants that:

          1. D'Angelo will utilize his commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by CAVIT to do so as may be necessary in the performance of its Services under this Agreement.
          2. D'Angelo will not, in any way, utilize or otherwise include such information, in actual form or in substantive content, in its analysis for, preparation of or release of any CAVIT literature or other communication(s) relating to CAVIT, including, but not limited to: Press Releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

     B. D'Angelo represents and warrants to CAVIT that he and his assignees will not sell any portion of his Compensation as outlined herein for a period of six months from the date of issue.

     C. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either CAVIT or D'Angelo is a party or by which either entity may be bound or affected.

     D. Both CAVIT and D'Angelo have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

VII. TERM AND TERMINATION.

The term of this Agreement shall be for one year from the execution of this Agreement. CAVIT and D'Angelo shall each have 30-day cancellation rights with written notice. If this Agreement is terminated within six months of the execution date of this Agreement, 50% of the compensation will be immediately returned by D'Angelo to CAVIT.

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VIII. CONFIDENTIAL DATA

     A. D'Angelo shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of CAVIT, obtained by D'Angelo as a result of his engagement hereunder, unless authorized, in writing by CAVIT. CAVIT shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of D'Angelo, obtained as a result of its engagement hereunder, unless authorized, in writing, by D'Angelo.

     B. D'Angelo shall not be required in the performance of his duties to divulge to CAVIT, or any officer, director, agent or employee of CAVIT, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of CAVIT which D'Angelo may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX. OTHER MATERIAL TERMS AND CONDITIONS:

     A. INDEMNITY. The parties hereto agree to provide indemnification to each other.

     B. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, which are incorporated herein, which shall remain operative and in full force and effect.

     C. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     D. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     E. LAWS OF THE STATE OF FLORIDA. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Florida, irrespective of the country or place of domicile or residence of either party.

     F. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of CAVIT under this Agreement may not be assigned or delegated without the prior written consent of D'Angelo, and any such purported assignment shall be null and void. Notwithstanding the foregoing, D'Angelo may assign any portion of his Compensation as outlined herein to his employees, affiliates, sub-contractors or subsidiaries in his sole discretion.

     G. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

     H. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

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APPROVED AND AGREED:

Dr. Joseph P. D'Angelo                         Cavit Sciences, Inc.


/s/ Joseph P. D'Angelo                         /s/ Colm J. King
---------------------------------              ---------------------------------
By: Dr. Joseph P. D'Angelo                     By: Colm J King
                                               Its: CEO


12/28/2007                                     12/28/2007
---------------------------------              ---------------------------------
Date of execution                              Date of execution


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